Exhibit 99.2

REVOCABLE PROXY

UNION BANKSHARES COMPANY 66 MAIN STREET ELLSWORTH, MAINE 04605	This proxy is solicited on behalf of the Board of Directors of Union Bankshares Company for the Special Meeting of Shareholders to be held on •, 2007

The undersigned hereby appoints • and •, and each of them individually, with full power to appoint a substitute, to represent and to vote as proxy, all the shares of common stock of Union Bankshares Company held of record by the undersigned as of the close of business on •, 2007 at the Special Meeting of Shareholders (the “Special Meeting”) to be held at •, on •, 2007 at •, local time, or at any adjournment or postponement thereof, upon the matters described in the Notice of Special Meeting of Shareholders and Proxy Statement/Prospectus, dated •, 2007, and upon such other matters as may properly come before the Special Meeting. The undersigned hereby revokes all prior proxies.

The Board of Directors unanimously recommends a vote “FOR” the proposals listed in Item 1, Item 2 and Item 3.

1.      To approve the Agreement and Plan of Merger by and between Camden National Corporation and Union Bankshares, dated as of August 13, 2007, as amended, pursuant to which Union Bankshares will merge with and into Camden, with Camden being the surviving corporation.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.      To approve one or more adjournments of the Special Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting, or at any adjournment or postponement of that meeting, to approve the merger agreement.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

3. To authorize the proxies to consider and act upon such other matters as may properly come before the Special Meeting or any adjournment or postponement of that meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

This proxy, when properly executed, will be voted on behalf of the undersigned shareholder in the manner directed herein. If no direction is given, this Proxy will be voted “FOR” the proposals listed in Item 1, Item 2 and Item 3.

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and the Proxy Statement/Prospectus, dated •, 2007, for the Special Meeting.

Date: , 2007

Signature	Signature

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.